uPACS, L.L.C.

                               OPERATING AGREEMENT

                   THIS OPERATING AGREEMENT is entered into as of the 1st day of May, 1997 (the "Effective Date") by and among BASE TEN SYSTEMS, INC., a New Jersey corporation ("Base Ten"), and JESSE UPCHURCH, residing at _____________________________________________ ________________("Upchurch") ")
with Base Ten and Upchurch referred to collectively as the "Members" and each separately as a "Member").

                   WHEREAS, the Members are all of the Members of the limited liability company formed under the laws of the State of New Jersey and known as uPACS, L.L.C. (the "LLC"); and

                   WHEREAS, Base Ten has agreed to license to the LLC the exclusive rights to certain technology referred to as "uPACS" with the objective that the LLC will fund the development and the sales, marketing, and distribution of a picture archiving and communication system (the "Technology"); and

                   WHEREAS, Upchurch has agreed to make a capital contribution to the LLC of $3 million to fund the development, selling, marketing, and distribution of the Technology; and

                   WHEREAS, the Members desire to set forth their respective rights and obligations with respect to the LLC, as provided in this Agreement;

                   NOW, THEREFORE, in consideration of the premises and mutual covenants stated herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                   For purposes of this Agreement, the following terms shall have the following meanings:

                   1.1. "Accountants" shall mean the firm of independent certified public accountants designated from time to time by the Manager to serve as accountants for the LLC.

                   1.2. "Act" shall mean the New Jersey Limited Liability Company Act.

                   1.3. "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by, or under common control with, the referenced Person, (ii) any Person which has a 10% or more beneficial, or voting, interest in the referenced Person or any Person in which the referenced Person has a 10% or more beneficial, or voting, interest; (iii) any officer or director of or partner or member in either the referenced Person or any Person described in (i) or (ii) above, and (iv) any Person who would be a related taxpayer to the referenced Person under Code Section 267. For purposes of the above, the term "control" (including "controlling" and "controlled") shall mean the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of voting interests, by contract, or otherwise.

                   1.4. "Agreement" shall mean this Operating Agreement.

                   1.5.  "Business  Plan"  shall have the  meaning  provided  in
Section 5.4.

                   1.6.  "Capital  Account"  shall have the meaning  provided in
Section 6.6.

                   1.7. "Code" shall mean the Internal Revenue Code of 1986, as it may be amended or replaced from time to time.

                   1.8. "Member" or "Members" shall have the meanings provided in the Preamble.

                   1.9. "Effective Date" shall have the meaning provided in the Preamble.

                   1.10.  "Event of Default" shall have the meaning  provided in
Section 10.4.

                   1.11. "Events of Dissolution" shall have the meaning provided in Section 10.1.

                   1.12.  "Indemnified Party" shall have the meaning provided in
Section 4.6.

                   1.13. "Indemnifying Party" shall have the meaning provided in
Section 4.6.

                   1.14. "LLC" shall have the meaning provided in the Preamble.

                   1.15. "LLC Interest" shall refer to a Member's entire right, title and interest in the LLC and including a Member's share in the Profits and Losses and the right to receive distributions of LLC assets and to participate in the management and affairs of the LLC.

                   1.16. "Liquidating Trustee" shall have the meaning provided in Section 10.2.

                   1.17. "Manager" shall mean the Member designated as the "manager" pursuant to Section 4.2.

                   1.18. "Percentage Interests" shall have the meaning set forth in Section 7.1.

                   1.19. "Person" shall mean any person, firm, corporation, partnership, limited liability company, association, company, trust, estate custodian, nominee or other individual or entity.

                   1.20. "Profits" and "Losses" shall be determined in accordance with the Regulations under Section 704(b) of the Code and generally, pursuant thereto, shall mean amounts equal to the corresponding items of income, gain, deductions and losses computed for federal income tax purposes, except that such items of income, gain, deductions and losses with respect to assets contributed by a Member to the LLC or owned by the LLC if and when the Members' Capital Accounts are revalued, shall be computed by reference to such assets' fair market value, determined by the Members, at the time of such contribution or revaluation, all as provided in the Regulations under Section 704(b) of the Code. The Manager shall determine, in its reasonable discretion, such Profits and Losses with the assistance of the Accountants.

                   1.21. "Pro Forma" shall have the meaning provided in Section 5.3.

                   1.22. "Regulations" shall mean the final or temporary regulations promulgated by the Treasury Department under the Code and as then in effect.

                   1.23.   "Regulatory   Allocations"  shall  have  the  meaning
provided in Section 8.4.

                   1.24. "Reserves" shall have the meaning provided in Section 7.3.

                   1.25. "Royalties" shall mean the royalty compensation paid to the LLC by Base Ten pursuant to the License and Service Agreement referred to in
Section 4.2.

                   1.26. "Services Agreement" shall have the meaning provided in
Section 4.2.

                   1.27. "Tax Matter Partner" shall have the meaning provided in
Section 6.5.

                   1.28.   "Transfer"   shall   mean   any   sale,   assignment,
hypothecation, mortgage, pledge, encumbrance or other transfer or disposition.

                                   ARTICLE II

                                  CONTINUATION

                   2.1. Continuation. The Members have joined together as a "limited liability company." The Manager has filed or caused to be filed a certificate of formation with the Secretary of State of New Jersey substantially in the form of Exhibit A attached hereto. The LLC shall conduct business as a limited liability company pursuant to the terms of this Agreement and the provisions of all applicable law.

                   2.2. Name. The business and affairs of the LLC shall be conducted under the name "uPACS, L.L.C." and such name shall be used at all times in connection with the business and affairs of the LLC.

                   2.3. Office. The LLC shall maintain its principal office at such location as may be designated by the Manager.

                   2.4. Purpose. The purpose of the LLC shall be to fund the development and the sales, marketing, and distribution of the Technology. The LLC may do anything in furtherance of such purpose. The LLC shall not enter into any business or activity other than as expressly permitted in this Agreement without the prior written consent of Base Ten and Upchurch.

                   2.5. Other Businesses. This Agreement shall not prohibit any Member from conducting other businesses or activities not related to the LLC without accounting to the LLC or the other Members, whether or not such other businesses or activities, directly or indirectly, compete with the business of the LLC. Further, no Member shall be liable or accountable to the LLC or the other Members for failure to disclose or make available to the LLC any business opportunity that such Member becomes aware of in its capacity as a Member or otherwise.

                   2.6. Title of Property. All tangible and intangible, real and personal property owned by the LLC shall be owned by the LLC as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in such property in its individual name or right, and each Member's interest in the LLC shall be personal property for all purposes.

                   2.7. Term. The term of the LLC shall commence on the Effective Date and shall continue until the winding up and liquidation of the LLC in accordance with Section 10.1.

                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

                   3.1. Initial Contributions. Upon the execution of this Agreement, the Members shall make the following initial capital contributions to the LLC:

                   Base Ten            An exclusive license to the rights to
                                       the Technology as presently designed by Base Ten and a nonexclusive license to the rights to any patents applying the Technology that Base Ten currently owns and is obligated to maintain.

                   Upchurch $3 million (of which $2 million shall be contributed within 5 days after the execution of this Agreement and $1 million shall be contributed no later than December 1, 1997).

                   3.2. No Other Contributions. No Member shall be required to make any additional capital contributions to the LLC not specifically required by Sections 3.1 and shall not be obligated or required under any circumstances to restore the negative balance in its Capital Account.

                   3.3. No Interest. The Members shall not receive interest on any capital contribution at any time made to the LLC or on the balance of their respective Capital Accounts.

                   3.4. Financing. The Business Plan may identify expenditures which are to be funded with financing from banks or other financial institutions. Such financing shall be obtained on terms that the Manager determines to be acceptable and approved by the Members in accordance with
Section 5.2, except that it is understood that initial funding has been arranged by Andrew Garrett, Inc., which will receive such compensation as the Manager shall determine, and Alex Adelson, who will receive an amount equal to 1% of the initial contributions of Upchurch as set forth in Section 3.1.

                                   ARTICLE IV

                            MANAGEMENT AND OPERATIONS

                   4.1. Management. The Management of the LLC shall be vested in the Members as provided in this Agreement, acting by a vote of Members having at least 92% of the Percentage Interests when the Percentage Interests of the Members are as set forth in Section 7.1 (a) and acting by a vote of Members having at least 51% of the Percentage Interests when the Percentage Interests of the Members are as set forth in Section 7.1 (b), which shall meet at such time and location, and discuss such matters. The Members shall delegate specific responsibilities to the Manager, as provided in this Agreement or to any specific Member in a written document executed by all of the Members.

                   4.2. Manager. Base Ten is hereby designated, and accepts such designation, as the "Manager" of the LLC, and shall serve as Manager until a successor Manager has been approved by the Members in accordance with Section
5.2. The Manager shall use all reasonable efforts to effect all responsibilities delegated to it by this Agreement, or otherwise by the Members, and shall have the right to enter into and execute all contracts, documents and other agreements on behalf of the LLC, which shall thereby fully bind the LLC, in furtherance of such responsibilities. The Manager shall not be liable to the LLC or the Members for errors in judgment or any acts or omissions, whether or not disclosed, unless caused by gross negligence or willful misconduct. On the Effective Date, the Manager shall cause the LLC to execute and deliver to Base Ten and Base Ten shall execute and deliver to the LLC a License and Services Agreement substantially in the form of Exhibit B attached hereto (the "Services Agreement")

                   4.3. Duties of the Manager. The Manager shall, at the cost and expense of the LLC, do the following:

                        (i) keep, or cause to be kept, all books of account and other records of the LLC, in accordance with the terms of this Agreement;

                        (ii)prepare, or cause to be prepared, and deliver to each of the Members periodic reports as required by Section 6.3;

                        (iii) prepare, or cause to be prepared, the federal, state and local tax returns required of the LLC, and file the same after approval by the Partners in accordance with Section 5.2.

                        (iv)any other matter delegated to the Manager by the Members in accordance with Section 5.2.

          The Manager shall make any expenditure or incur any obligation on behalf of the LLC which are identified in a Business Plan.

                   4.4. Employees. The Manager may from time to time cause the LLC to employ Persons, including any Affiliate of the Manager, to operate the business of the LLC, including performing any function that the Manager would otherwise perform, and to pay such Person any fee that the Manager determines to be reasonable; provided, however, that no fee shall be paid to an Affiliate of a Member, except as otherwise provided in Section 4.5 or as approved by the Members in accordance with Section 5.2.

                   4.5. Other Compensation. No Member shall be entitled to any fees, commissions or other compensation from the LLC for any services rendered to or performed for the LLC, except as specifically provided in this Agreement or as approved by the Members in accordance with Section 5.2. Notwithstanding anything to the contrary contained in this Agreement, the Members hereby acknowledge that Base Ten will be performing services for the LLC pursuant to the Services Agreement and that all fees charged to the LLC pursuant to the Services Agreement shall not in any way reduce any distribution of Cash Flow otherwise due to Base Ten as a Member of the LLC.

                   4.6. Member Indemnification. Each Member and the Manager (the "Indemnifying Party") shall indemnify the LLC and each other Member and the Manager (the "Indemnified Party") for, and shall hold the Indemnified Party harmless from and against, any and all liability to any Person incurred by the Indemnified Party by reason of any fraudulent, criminal, or grossly negligent act or omission of or breach of this Agreement by such Indemnifying Party or Affiliates of such Indemnifying Party, and for, from and against all cost, expense and loss incurred by the Indemnified Party in connection therewith.

                   4.7. LLC Indemnification. The LLC and each Member shall indemnify the Manager and the other Members for, and shall hold the Manager and each Member harmless from and against, any liability of the Manager or the Members to any Person arising or incurred in connection with the good faith discharge of the Manager's or the Member's obligations under this Agreement, except for liability imposed on the Manager or such Member as a result of any fraudulent, criminal, or grossly negligent act or omission of or breach of this Agreement by the Manager.

                                    ARTICLE V

                                 MEMBER'S RIGHTS

                   5.1. General. Except in the capacity as the Manager or as specifically provided in writing by the Members, the Members shall not act individually in the name of or as the representative of the LLC and shall not deal with the LLC's assets in any way, and shall not incur any obligation for which the LLC or the other Member will or may be liable, and the Members shall not otherwise bind the LLC or the other Members, and any violation of this sentence shall be deemed to constitute willful misconduct.

                   5.2. Consent. The Manager and the Members shall not do any of the following without the express written consent of all of the Members (other than the Defaulting Members):

                        (i) acquire any real property;

                        (ii) obtain any financing;

                        (iii) make any expenditure or incur any obligation by or for the LLC which is not authorized in the Business Plan;

                        (iv) enter into contracts or other agreements on behalf of the LLC which are not in the Business Plan;

                        (v) select any successor Managing Partner;

                        (vi) dissolve or wind up the LLC;

                        (vii) amend this Agreement;

                        (viii) admit any other Members to the LLC;

                        (ix) transfer an LLC Interest; and

                        (x) resign, dissolve or otherwise withdraw from the LLC.

                   5.3. Pro Forma. As soon as reasonably possible after the Effective Date, the Manager shall prepare a pro forma (the "Pro Forma") which includes the estimated costs for effecting the purpose of the LLC and costs of operating the LLC. The Manager shall revise the Pro Forma as deemed appropriate by the Manager, but no less frequently than once each calendar quarter, to reflect the then current estimate of such costs for the LLC, and shall, within ten (10) days after the end of each such quarter, provide a copy of such revised Pro Forma to all of the Members. Each Pro Forma will be deemed to be approved by the Members unless a Member provides notice to all Members that it objects to a Pro Forma within ten (10) days after receipt; in which event the Members shall use all reasonable efforts to reconcile such objections in a timely fashion. A Pro Forma approved by the Members in accordance with this Section 5.3 shall replace all prior Pro Formas.

                   5.4. Business Plan. As soon as reasonably possible after the Effective Date, the Manager shall prepare a conceptual plan (the "Business Plan") for the business funded by the LLC. The Business Plan shall include a copy of the then current Pro Forma. The Business Plan shall be revised from time to time as deemed appropriate by the Manager but no less frequently than annually. Each Business Plan will be deemed to be approved by the Members unless a Member provides notice to all Members that it objects to a Business Plan within ten (10) days after receipt; in which event the Members shall use all reasonable efforts to reconcile such objections in a timely fashion. A Business Plan approved by the Members in accordance with this Section 5.4 shall replace all prior Business Plans. The Members and the Manager hereby acknowledge that it is the objective of the LLC to reach profitability within the second year after the Effective Date.

                   5.5. Tax Returns. Each federal, state and local tax return of the LLC shall be delivered by the Manager to the Members in accordance with
Section 6.4 shall be deemed to be approved by the Members unless a Member provides notice to all Members that it objects to a tax return within (10) days after receipt. The Accountants shall determine if the tax returns should be revised to remedy any objection raised by a Member and the decision of the Accountants shall be final and binding on the Members.

                                   ARTICLE VI

                       ACCOUNTING, REPORTS AND TAX MATTERS

                   6.1. Fiscal Year. The fiscal year of the LLC shall be November 1 to October 31, unless a calendar year is required by law or applicable regulations.

                   6.2. Accounting Method. The books and records of the LLC shall be maintained on the method of accounting approved by the Members in accordance with Section 5.2 and otherwise in accordance with generally accepted accounting principles consistently applied and shall show all items of income and expense. The Manager shall maintain at the LLC's principal office full and accurate books and records of the LLC's business.

                   6.3. Reports. Within forty-five (45) days after the end of each of the first three fiscal quarters and within one hundred twenty (120) days after the end of the fourth fiscal quarter, the Manager shall provide the Members with a report of the LLC's operations, which shall include profit and loss income statements and balance sheet data of the LLC for such year to date and the most recent Business Plan and Pro Forma. All such reports shall be at the expense of the LLC. Each Member and its respective attorneys, accountants and other advisors, shall have the right once during each fiscal quarter, during usual business hours and upon reasonable notice, to examine, review, audit, and make copies of the books and records of the LLC. Each Member shall maintain all information relating to the LLC contained in such reports, the Business Plan, the Pro Forma and books and records in strict confidence. Each Member making such examination, review, audit or copying shall bear all of the expenses incurred by such Member, the other Member, the Manager and the LLC in any such examination, review, audit and copying.

                   6.4. Tax Status. Each of the Members hereby recognizes that the LLC will be recognized as a partnership for Federal and New Jersey tax purposes and will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code. The Manager shall use all reasonable efforts to cause the Accountants to prepare and make timely filings of all tax returns and statements which the Accountants determine must be filed on behalf of the LLC with any taxing authority. The Manager shall use all reasonable efforts to provide a copy of such returns and statements to each Member prior to the due date (computed without regard to any extensions thereof) and actual filing of such return.

                   6.5. Tax Matters Member. The Manager shall be the "tax matters partner" for purposes of the Code and shall notify the other Member of any audit or other matters of which the Manager is notified or becomes aware.

                   6.6. Capital Accounts. An account (a "Capital Account") shall be established and maintained for each Member in accordance with Regulations
Section 1.704-1(b) of the Code. Accordingly, each Member's Capital Account shall be increased by (i) the amount of money contributed by such Member to the LLC,
(ii) the fair market value (as determined by both Members) of property contributed by such Member to the LLC (net of the liabilities secured by such contributed property that the LLC is considered to assume or take subject to under Code Section 752), and (iii) allocations to such Member of Profits; and shall be decreased by (iv) the amount of money distributed to such Member by the LLC, (v) the fair market value (as determined by both Members) of the property distributed to such Member by the LLC (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), and (vi) allocations to such Member of Losses.

                                   ARTICLE VII

                                  DISTRIBUTIONS

                   7.1. Percentage Interests. (a) The Members shall initially have the following Percentage Interests:

                            Base Ten        9%

                            Upchurch        91%

                   (b) After Upchurch has received $4,500,000 of distributions of Cash Flow made to the Members as set forth herein, the Percentage Interests shall be as follows:

                            Base Ten        63%

                            Upchurch        37%



                   7.2. Distributions of Cash Flow. From time to time, but no less frequently than once a year, the Manager shall cause the LLC to distribute the Cash Flow of the LLC (the (Royalties after reserves, expenses and other payments required to be paid by the LLC), to the Members as follows: (a) the first $4.95 million in Cash Flow shall be distributed 10/11ths to Upchurch and 1/11th to Alex Adelson, (b) the Cash Flow of the LLC after the LLC has distributed $4.5 million to Upchurch, Cash Flow shall be distributed to Upchurch in proportion to his Percentage Interests as set forth in Section 7.1(b), and to Base Ten, subject to such agreements into which the LLC shall have entered, as executed by the Manager, requiring distributions of Royalties, in proportion to its Percentage interests as set forth in Section 7(b). Notwithstanding the foregoing of this Section 7.2, distributions made upon the termination or dissolution of the LLC shall be made in accordance with Section 10.2 of this Agreement.

                   7.3.  Reserves.  Notwithstanding  anything  to  the  contrary contained in Section 7.2, the Manager may defer the distribution of the Cash Flow otherwise required to be distributed pursuant to Section 7.1 and use the Cash Flow to establish reasonable reserves as provided in the Pro Forma (the
"Reserves") for the payment of LLC expenses, debt payments, capital improvements, replacements, distribution, contingencies and all other purposes all as determined by the Manager. The Manager shall, at all times during the existence of the LLC, retain $50,000 in reserve to cover the costs of liquidating the LLC.

                                  ARTICLE VIII

                                   ALLOCATIONS

                   8.1. Profits. Except as otherwise required by Section 8.3, Profits shall be allocated to the Members in proportion to the distribution of Cash Flow received by the Members as provided in Section 7.2 above. Payments by the LLC which, pursuant to the terms hereof are described in terms of Cash Flow but are distributed to persons or entities which are not Members, shall, for the purpose of allocating Profits, be deemed to be expenses of the LLC and shall be treated as Expenses of the LLC for all tax purposes.

                   8.2. Losses. Except as otherwise required by Section 8.3, Losses shall be allocated to the Members in proportion to the distribution of Cash Flow received by the Members as provided in Section 7.2 above.

                   8.3. Regulatory Allocations. Special allocations shall be made if and to the extent necessary to comply with the Regulations under Section 704(b) of the Code.

                   8.4.  Curative  Allocations.   The  allocations  required  by
Section 8.3 (the "Regulatory Allocations") are intended to comply with the requirements of Regulations under Code Section 704(b) and shall be interpreted consistently with such Regulations. Notwithstanding any other provision of this
Article VIII, other items of Profits and Losses shall be allocated among the Members so that, to the extent possible without violating the purpose of the Regulatory Allocations, the net amount of Profits and Losses allocated to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not been made.

                   8.5. Tax Allocations. All items of income, gains, losses and deductions computed for federal income tax purposes shall be allocated to the Members in accordance with the allocation of the corresponding item of Profits or Losses and all other allocations shall be made in proportion to the Members' Percentage Interests. In the event that property with a fair market value that differs from its adjusted tax basis is contributed to the LLC by a Member or owned by the LLC if and when the Members' Capital Accounts are revalued, then the items of income, gain, loss and deduction with respect to such property shall be allocated in accordance with Section 704(c) of the Code and the Regulations thereunder. All other allocations shall be made in proportion to the Members' Percentage Interests.

                   8.6. Binding Effect. The Members are aware of the income tax consequences of the allocations made by this Article VIII and hereby agree to be bound by the provisions of this Article VIII in reporting their shares of LLC income, gain, loss and deduction for federal income tax purposes.

                   8.7. Amendment. The Members shall consent to any amendment to this Article VIII proposed by the Manager which the Manager reasonably determines to be in the best interests of the Members and to be necessary or advisable to comply with the requirements of the Code or the Regulations regarding the allocation of Profits and Losses and all tax items including items of income, gain, deduction, loss or credit; provided, however, that such amendment shall not change the Members' respective Percentage Interests.

                   8.8. Change in Percentage Interests. In the event that the Members' Percentage Interests change during the year, then the allocations of Profits and Losses required by this Article VIII shall be modified to account for such changes in accordance with Section 706(d) of the Code.

                   8.9. Election. The Manager shall make all elections for federal income tax purposes that the Manager reasonably determines to be in the best interest of the Members and to be advisable.

                                   ARTICLE IX

                           TRANSFERS OF LLC INTERESTS

                   9.1. Transfers of LLC Interests. No Member may Transfer all or any part of its LLC Interest (including without limitation any Transfer between Members) unless and until such Transfer has been approved in writing by all of the Members (other than Defaulting Members). Any purported Transfer made in violation of this Section 9.1 shall be void ab initio (from the beginning) and without effect. Any Member who purports to Transfer all or any part of its LLC Interest in violation of this Section 9.1 shall be deemed to be a "Defaulting Member."

                   9.2. Withdrawals. No Member may resign, dissolve or otherwise withdraw from the LLC unless and until such resignation, dissolution or withdrawal has been approved in writing by all of the Members (other than Defaulting Members). Any other provision of this Agreement to the contrary notwithstanding, if a Member resigns, dissolves or otherwise withdraws from the LLC without such approval, such Member shall thereafter be deemed to be a "Defaulting Member."

                   9.3. Assignments. Notwithstanding the prohibition on Transfers of LLC Interests provided by Section 9.1, a Member may, without the consent of the other Members, assign its right to the allocation of Profits and Losses of, and distributions of cash and other assets from, the LLC; provided, that the assignee acknowledges in writing that such assignee shall not be a "member" of the LLC, or have the right to act as a member of the LLC, until all of the Members consent to the admission of such assignee as a "member."

                                    ARTICLE X

                                   DISSOLUTION

                   10.1. Events of Dissolution. The LLC shall continue until dissolved upon the earliest to occur of the following events (the "Events of Dissolution"):

                        (i) October 31, 2022; or

                        (ii) the sale, exchange, or other disposition by the LLC of all or substantially all of the LLC's assets; or

                        (iii)the agreement of Base Ten and Upchurch to terminate and dissolve the LLC; or

                        (iv) when the LLC has insufficient funds to continue operation and no further investment in the LLC can be arranged after diligent efforts have been made; or

                        (v) when there is only one Member.

                   10.2. Liquidating Distributions. Upon an Event of Dissolution, the Manager or a Person designated by the Manager (the "Liquidating Trustee") shall take full account of the assets and liabilities of the LLC as of the date of such Event of Dissolution and shall proceed with reasonable promptness to liquidate the LLC's assets and terminate its business. The cash proceeds from such liquidation, together with any other net assets of the LLC, shall be applied first to the payment of expenses of the LLC, including all items relating to such liquidation and all reserves that the Liquidating Trustee determines, in its discretion, to be appropriate. Amounts remaining after such payments have been made, shall be distributed to the Members in accordance with
Section 7.2(b); provided, however, that if the LLC is liquidated prior to receipt by Upchurch of an amount equal to 1.5 times the initial capital contributions of Upchurch (or $4.5 million), the remaining amounts, less any amounts due to Base Ten under the Services Agreement, shall be distributed to Upchurch until Upchurch has received a total of $4.5 million calculated by adding all prior distributions from the LLC to Upchurch together with the amount of the liquidation distribution, after Upchurch has received such amount, the remaining amount shall be distributed to the Members as follows: 100% to Base Ten. On the liquidation of the LLC, the Liquidating Trustee shall be responsible for fulfilling all open contracts that cannot be sold prior to the liquidation.

                   10.3. Tax Termination. In the event of a termination of the LLC for federal income tax purposes under Section 708 of the Code resulting from the transfer of an interest in the LLC, the LLC shall nevertheless remain in full force and effect hereunder and the Capital Accounts shall govern the constructive liquidation for federal income tax purposes and new Capital Accounts shall be redetermined in accordance with Section 6.6.

                   10.4. Default. If a Member fails to perform any of its obligations under this Agreement or violates any of the terms of this Agreement (an "Event of Default") the other Member, shall have the right (in addition to all of its other rights and remedies under this Agreement, at law or in equity) to give the Member written notice of such default at any time prior to the curing of such default. Unless the Member cures such default within ten (10) days after receipt of such notice, then the Member shall be a "Defaulting Member" hereunder. Notwithstanding the foregoing of this Section 10.4, in the event that a Member violates the terms of this Agreement and such violation constitutes gross negligence or willful misconduct then such Member shall immediately be deemed to be a "Defaulting Member" and shall not be entitled to receive notice of such default or an opportunity to cure such default. If a Member is a Defaulting Member as that term is defined in this Section 10.4 or elsewhere in this Agreement, the other Member may do one or more of the following, at the same or different times, in addition to all of its or their other rights and remedies:

                        (i) bring any proceeding in the nature of specific performance, injunction or other equitable remedy it being acknowledged by each of the Members that damages at law may be an inadequate remedy for an Event of Default under this Agreement and the Defaulting Member may be compelled to cure such default;

                        (ii) bring any action at law by or on behalf of the Member or the LLC, individually or collectively, as may be permitted in order to recover damages and the Defaulting Member shall be liable for all damages suffered by the LLC and the other Member as a result of such default; and

                        (iii) require, by written notice from such other Member to the LLC, that any amount otherwise payable from the LLC to the Defaulting Member shall be paid to the other Member or the Manager in an amount equal to the amount (including damages) owing from the Defaulting Member to the other Member, the Manager or to the LLC.

                                   ARTICLE XI

                                     GENERAL

                  11.1 Notices. Unless otherwise provided in this Agreement, notices shall be deemed given if in writing and either delivered personally (with receipt acknowledged) or mailed certified mail, return receipt requested, postage prepaid, to the Member to whom the notice is to be given at such Member's address as set forth below or such other address designated by such Member to the other Member by notice hereunder.

If to Base Ten:            Base Ten Systems, Inc.
                           One Electronics Drive
                           Trenton, New Jersey 08619
                           Attention:  President


If Upchurch:               c/o Drew Sycoff
                           Andrew Garrett, Inc.
                           310 Madison Avenue, Suite 406
                           New York, New York 10017


                  11.2 Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by any other Member of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Member of the same or any other obligation of such Member hereunder. Failure on the part of a Member to complain of any act or failure to act of any other Member or to declare such other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder.

                  11.3 Severability. If any of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  11.4 Binding Agreement. Subject to the restrictions on Transfers set forth herein, this Agreement shall inure to the benefit of and be binding upon the Members and their respective heirs, executors, legal representatives, successors and assigns. None of the provisions of this Agreement is intended to be, nor shall the provisions be construed to be, for the benefit of any third party. Whenever, in this Agreement, a reference to any party or Member is made, such reference shall be deemed to include a reference to the permitted heirs, executors, legal representatives, successors and assigns of such party or Member.

                   11.5 Additional Remedies. The rights and remedies of any Member hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any other rights in equity or any rights at law or by statute or otherwise of any party aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention of this Section 11.5 to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise.

                   11.6 Further Actions. Each of the Members hereby agrees to hereafter execute and deliver such further instruments and do such further acts and things as may be required or appropriate to carry out the intent and purpose of this Agreement and which are not inconsistent with the terms hereof.

                   11.7 Prohibition Against Partition. Each of the Members hereby permanently waives and relinquishes any and all rights it may have to cause all or any part of the property or assets of the LLC, to be partitioned, it being the intention of the Members to prohibit any Member from bringing a suit for partition against the other Members, or any of them.

                   11.8 Use of Certain Terms. The definitions in Article I apply equally to both the singular and the plural; any pronoun shall include the corresponding masculine, feminine and neuter; the words "include" and "including" shall be deemed to be followed by the phrase "without limitation"; and the terms "hereof" and "herein" shall refer to the particular agreement or document in which such term appears.

                   11.9 Brokers. Each of the parties represents to the other that they have had no contacts with any broker that could result in the obligation to pay a commission with respect to the transactions contemplated by this Agreement. Each party shall indemnify and hold harmless the other party for any claims for such a commission, and all expenses relating thereto, relating to the indemnifying party's contacts.

                   11.10 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the LLC. No variations, modifications, or changes herein nor any waiver of any provision hereof shall be binding unless set forth in a document duly executed by or on behalf of each of the Members. Any written document dated after the Effective Date and executed by all of the Members shall be considered as part of this Agreement, unless otherwise specifically provided in such document.

                   11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (other than its rules as to conflicts of law to the extent that such rules would result in the application of the laws of some other jurisdiction).

                   11.12 Counterparts. This Agreement may be executed in one or more counterparts with all such counterparts considered to be one Agreement.

                   IN  WITNESS   WHEREOF,   the  parties  hereto  executed  this
Agreement effective as of the Effective Date.

                                        BASE TEN SYSTEMS, INC.


                                        By:      /s/ Myles M. Kranzler
                                              ----------------------------
                                              Myles M. Kranzler, President



                                                 /s/ Jesse Upchurch
                                                 -------------------------
                                                     JESSE UPCHURCH

                                    Exhibit A

                            Certificate of Formation

                            CERTIFICATE OF FORMATION

                                       OF

                                  uPACS, L.L.C.



                   The undersigned, in order to form a limited liability company pursuant to the provisions of the New Jersey Limited Liability Company Act, hereby certifies:

                   FIRST: The name of the limited liability company is: uPACS, L.L.C.

                   SECOND: The address of the limited liability company's initial registered office is One Electronics Drive, Trenton, New Jersey 08619, and the name of the limited liability company's initial registered agent at such address is Edward Klinsport.

                   THIRD: The limited liability company shall have two or more members at all times.

                   FOURTH: The limited liability company shall be dissolved no latter than 30 years after the date of formation.

                   IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this
Certificate of Formation, this 25th day of April, 1997.

                                                     /s/ Myles M. Kranzler
                                                     ---------------------
                                                         MYLES M. KRANZLER

                                    Exhibit B

                         License and Services Agreement